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                                                                    EXHIBIT 99.1

[CENTER POINT(TM) ENERGY LOGO]                      For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone  713-207-7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone  713-207-6500


FOR IMMEDIATE RELEASE                                                Page 1 of 1

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                      CENTERPOINT ENERGY SUBSIDIARY ISSUES
                     $160 MILLION OF SENIOR UNSECURED NOTES


          HOUSTON - NOVEMBER 3, 2003 - CenterPoint Energy, Inc. (NYSE:CNP) today announced that its natural gas distribution, pipelines and gathering operations subsidiary, CenterPoint Energy Resources Corp. (CERC), issued $160 million principal amount of senior unsecured notes in a placement with institutions under Rule 144A. The senior unsecured notes have a coupon rate of 5.95 percent and will be due on Jan. 15, 2014.

          CERC accepted $140 million aggregate principal amount of CERC's 6.375 percent Term Enhanced ReMarketable Securities (TERMS) due in November and $1.25 million as consideration for the notes. CERC retired the TERMS and used the remaining proceeds to finance costs of issuance and for general corporate purposes.

         The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under that Act.

         This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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